As filed with the Securities and Exchange Commission on January 25, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)		20-1778374 (I.R.S. Employer Identification No.)

1441 Broadway, Suite 5116 New York, NY 10018

(Address of Principal Executive Offices) (Zip Code)

Ideanomics, Inc. Amended and Restated 2010 Equity Incentive Plan
(Full title of the plan)

Alfred P. Poor

Chief Executive Officer

1441 Broadway, Suite 5116

New York, NY 10018

(Name and address of agent for service)

(212) 206-1216

(Telephone number, including area code, of agent for service)

Copies to:

William N. Haddad, Esq.

Arif Soto, Esq.

Venable LLP

1270 Avenue of the Americas, 24th Floor

New York, NY 10020

(212) 503-9812

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E OF

FORM S-8

EXPLANATORY NOTE

This Registration Statement is filed by Ideanomics, Inc., a Nevada corporation (the “Registrant”) to register 63,200,000 additional shares of its common stock, $0.001 par value (the “Common Stock”), issuable to eligible employees, directors and consultants of the Registrant and its affiliates under the Registrant’s Amended and Restated 2010 Equity Incentive Plan (the “Plan”). The Registrant’s Registration Statements on Form S-8 filed with the U.S. Securities and Exchange Commission on June 17, 2015 (File No. 333-205043), January 28, 2020  (File No. 333-236108) and February 12, 2021 (File No. 333-253059 (collectively, the “Prior Registration Statements”) relating to the Plan are each incorporated by reference herein. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements relating to the Plan are incorporated herein by reference and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below and/or the specific exhibits attached hereto.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number.	Exhibit Description
4.1	Articles of Incorporation of the Company, as amended to date [incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-35561) filed on March 30, 2012]
4.2	Amendment No. 3 to the Second Amended and Restated Bylaws, adopted November 10, 2021 [incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q (File No. 001-35561) filed on November 23, 2021]
5.1*	Opinion of Sherman & Howard L.L.C.
23.1*	Consent of Grassi & Co, CPAs, P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement)
99.1	Amended and Restated 2010 Equity Incentive Plan. (Incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-35561) filed on November 28, 2022)
107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 25, 2023.

IDEANOMICS, INC.

By:	/s/ Alfred P. Poor
Alfred P. Poor
Chief Executive Officer

By:	/s/ Stephen Johnston
Stephen Johnston
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred P. Poor and Stephen Johnston and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her, and in his or her name in any and all capacities, in connection with this Registration Statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith with the U.S. Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfred P. Poor
Alfred P. Poor	Chief Executive Officer (Principal Executive Officer), Director	January 25, 2023

/s/ Stephen Johnston
Stephen Johnston	Chief Financial Officer (Principal Financial Officer)	January 25, 2023

/s/ Shane McMahon
Shane McMahon	Chairman	January 25, 2023

/s/ James S. Cassano
James S. Cassano	Director	January 25, 2023

/s/ Jerry Fan
Jerry Fan	Director	January 25, 2023